Product supplement GG	Registration Statement No. 333-137902
To prospectus dated October 10, 2006 and	dated October 10, 2006
prospectus supplement dated November 13, 2006	Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Mandatory Exchangeable Securities Linked to the Common Stock of a Reference Stock Issuer

General

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Deutsche Bank AG may offer and sell securities linked to the common stock of an issuer (the “Reference Stock”) from time to time. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are the senior unsecured obligations of Deutsche Bank AG.

•	We will make coupon payments on the securities at the rate specified in the relevant pricing supplement. However, the securities do not guarantee the return of your investment at maturity. Instead, the payment at maturity will be based on the performance of the Reference Stock during the term of the securities. Under the circumstances described below, for each security, you may receive at maturity, in addition to any coupon payments, a predetermined number of shares of the Reference Stock or, at our election and if we so specify in the relevant pricing supplement, the cash value of such shares based on the Final Stock Price of such Reference Stock. The market value of the Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof, if applicable, may be less than the face amount of your securities and may be zero.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

•	Minimum investment amounts will be specified in the relevant pricing supplement.

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The issuer of the Reference Stock is not an affiliate of ours and is not receiving any of the proceeds of any offering of the securities. The obligations under the securities are our obligations only, and the issuer of any Reference Stock will have no obligations of any kind under the securities. Investing in the securities is not equivalent to investing in the Reference Stock.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

August 8, 2007

SUMMARY TERMS

Reference Stock	The common stock designated in the relevant pricing supplement accompanying this product supplement.

Coupon	As specified in the relevant pricing supplement.

Face Amount	As specified in the relevant pricing supplement.

Issue Price	100% of face amount, unless otherwise specified in the relevant pricing supplement.

Payment at Maturity	The payment you will receive at maturity will be based on the performance of the Reference Stock specified in the relevant pricing supplement.

At maturity, in addition to any coupon payments on the securities, you will receive a number of shares of the Reference Stock per security face amount equal to the Physical Delivery Amount (or, at our election, and if we so specify in the relevant pricing supplement, the Cash Value thereof).

Physical Delivery Amount	Unless otherwise specified in the relevant pricing supplement, a number of shares of the Reference Stock per security face amount equal to the Exchange Rate.

If you receive shares of the Reference Stock, fractional shares will be paid in cash.

The market value of the Physical Delivery Amount or the Cash Value thereof, if applicable, may be less than the face amount of your securities and may be zero.

Exchange Rate

If the Final Stock Price is greater than or, if so specified in the relevant pricing supplement, greater than or equal to the Cap Price, the Exchange Rate will equal the product of (i) the face amount divided by the Initial Stock Price and (ii) the Cap Fraction.

If the Final Stock Price is less than or, if so specified in the relevant pricing supplement, less than or equal to the Cap Price, the Exchange Rate will equal the face amount divided by the Initial Stock Price.

The Exchange Rate is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Cap Price	As specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Cap Price is equal to 120% of the Initial Stock Price. The Cap Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Cap Fraction	Unless otherwise specified in the relevant pricing supplement, the Cap Price divided by the Final Stock Price.

Cash Value

The relevant pricing supplement may specify that, in the event that we must deliver the number of shares of the Reference Stock equal to the Physical Delivery Amount in respect of your securities, we may instead elect to deliver, per security face amount, an amount in cash equal to the product of (i) the Physical Delivery Amount and (ii) the Final Stock Price of the Reference Stock. The Cash Value is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Initial Stock Price

As specified in the relevant pricing supplement. The Initial Stock Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Final Stock Price

The closing price per share of the Reference Stock on the Final Valuation Date or the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

Valuation Date(s)

The Final Stock Price will be determined on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as “Valuation Dates” in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The term “security” refers to each security face amount of our Mandatory Exchangeable Securities Linked to the Common Stock of a Reference Stock Issuer.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the common stock of an issuer as specified in the relevant pricing supplement (the “Reference Stock”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as the “Underlying Stock.” The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

The securities do not guarantee the return of your investment at maturity. Therefore, you must be aware of the risk that you may lose some or all of your investment in the securities at maturity. Regardless of whether you receive at maturity the Physical Delivery Amount or, at our election and if so specified in the relevant pricing supplement, the Cash Value thereof (as described under “—Payment at Maturity”), you will be entitled to receive one or more coupon payments determined with reference to the face amount of your securities as specified in the relevant pricing supplement.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The face amount and issue price of each security will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of DTC or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

Payment at Maturity

The payment you will receive at maturity will be based on the performance of the Reference Stock specified in the relevant pricing supplement. At maturity, you will receive, in addition to any coupon payments on the securities, a number of shares of the Reference Stock, per security face amount, equal to the Physical Delivery Amount (or, at our election, and if we so specify in the relevant pricing supplement, the Cash Value thereof). Unless otherwise specified in the relevant pricing supplement, the Physical Delivery Amount will be a number of shares of the Reference Stock per security face amount equal to the Exchange Rate.

The Exchange Rate will be calculated as follows:

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If the Final Stock Price is greater than or, if so specified in the relevant pricing supplement, greater than or equal to the Cap Price, the Exchange Rate will equal the product of (i) the face amount divided by the Initial Stock Price and (ii) the Cap Fraction.

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If the Final Stock Price is less than or, if so specified in the relevant pricing supplement, less than or equal to the Cap Price, the Exchange Rate will equal the face amount divided by the Initial Stock Price.

The Exchange Rate is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

If you receive shares of the Reference Stock, fractional shares will be paid in cash.

The market value of the Physical Delivery Amount or the Cash Value thereof, if applicable, may be less than the face amount of your securities and may be zero. Accordingly, you may lose some or all of your investment in the securities. See “Risk Factors” for further information.

The “Cap Price” will be specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Cap Price is equal to 120% of the Initial Stock Price. The Cap Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant pricing supplement, the “Cap Fraction” will be the Cap Price divided by the Final Stock Price.

If specified in the relevant pricing supplement, the “Cash Value” will be, unless otherwise specified in the relevant pricing supplement, the amount in cash, per security face amount, equal to the product of (a) the Physical Delivery Amount and (b) the Final Stock Price of the Reference Stock. The Cash Value is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

The “Initial Stock Price” will be specified in the relevant pricing supplement and is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant pricing supplement, “Final Stock Price” means the closing price of the Reference Stock on the Final Valuation Date or the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

The “Valuation Date(s)” will be either a single date, which we refer to as the “Final Valuation Date,” or several dates, each of which we refer to as an “Averaging Date,” and any such date is subject to adjustment as described below. The relevant pricing supplement will specify the manner in which the Final Stock Price is determined.

Unless otherwise specified in the applicable pricing supplement, “trade date” means the day we price the securities for initial sale to the public.

The “Reference Stock” shall be specified in the relevant pricing supplement.

“Relevant Exchange” means the primary U.S. exchange or market for trading for the Reference Stock, or with respect to the Underlying Stock, the primary exchange or market for trading for the Underlying Stock, as specified in the relevant pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “closing price” for one share of the Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

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if the Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Stock (or any such other security) is listed or admitted to trading, or

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if the Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

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with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Unless otherwise specified in the applicable pricing supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

The “Maturity Date” will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date, as postponed, unless otherwise specified in the relevant pricing supplement. We describe market disruption events under “Terms of Securities—Market Disruption Events.”

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Securities with a maturity of more than one year

If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, shall any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the closing price of the Reference Stock on such Valuation Date shall be deemed to be the closing price of the Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day).

Securities with a maturity of not more than one year

If a market disruption event occurs on any Valuation Date, or if such date is not a trading day, the closing price of the Reference Stock on such Valuation Date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred or be continuing. In no event, however, shall any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date; provided, further that no Valuation Date, as postponed, shall produce a Maturity Date more than one year (including the issue date but not the Maturity Date) after the issue date (the last date that could serve as the Final Valuation Date without causing the Maturity Date to be more than one year after the issue date, the “Final Disrupted Valuation Date”). If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the closing price of the Reference Stock on such Valuation Date shall be deemed to be the closing price of the Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day). Notwithstanding the foregoing, if any Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Valuation Date that is not the final Valuation Date as if it were the final Valuation Date) and such Final Disrupted Valuation Date is not a trading day, or if there is a market disruption event on such Final Disrupted Valuation Date, then the closing price of the Reference Stock on such Valuation Date shall be deemed to be the closing price of the Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day). For the avoidance of doubt, in no event shall any Valuation Date occur after the Final Disrupted Valuation Date.

Coupon Payments

Unless otherwise specified in the relevant pricing supplement, the coupon payments per security face amount for each coupon period will be calculated as follows:

security face amount x coupon x (Number of Days in the Coupon Period / 360),

where the “Number of Days” will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

Coupon payments on the securities will be at a rate per annum specified in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, coupons will accrue from the issue date of the securities to but excluding the Maturity Date, and coupon payments will be made in arrears on each Coupon Payment Date to and including the Maturity Date, to the holders of record at the close of business on the date 5 calendar days prior to the corresponding Coupon Payment Date, whether or not such fifth calendar day is a business day. If the Maturity Date is adjusted due to a market disruption event, the coupon payment due on the Maturity Date will be made on the Maturity Date as adjusted, with the same force and effect as if the Maturity Date had not been adjusted, but no additional coupon payment will accrue or be payable as a result of the delayed payment.

The “coupon” will be specified in the relevant pricing supplement.

A “Coupon Period” is the period beginning on and including the issue date of the securities and ending on but excluding the first Coupon Payment Date, and each successive period beginning on and including a Coupon Payment Date and ending on but excluding the next succeeding Interest Payment Date, or as specified in the relevant pricing supplement.

A “Coupon Payment Date” will be as specified in the relevant pricing supplement; provided, that no Coupon Payment Date shall be more than twelve months after the immediately prior Coupon Payment Date or issue date of the securities, as applicable. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional coupon payment will accrue as a result of the delayed payment, and the next Coupon Period will commence as if the payment had not been delayed.

No Fractional Share

If we deliver shares of the Reference Stock to you at maturity, we will pay cash in lieu of delivering any fractional share of the Reference Stock in an amount equal to the product of the closing price of the Reference Stock multiplied by such fractional amount as determined by the calculation agent on the Final Valuation Date.

Delivery of Shares of Reference Stock

We may designate any of our affiliates to deliver any shares of Reference Stock or any Exchange Property (as defined in “Terms of Securities—Anti-dilution Adjustments”) pursuant to the terms of the securities, and we shall be discharged of any obligation to deliver such shares of Reference Stock or Exchange Property to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of Reference Stock or any Exchange Property by us shall also include delivery of such shares by our affiliates.

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not guarantee the return of your investment at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the Reference Stock. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement, before you decide that an investment in the securities is suitable for you.

You may lose some or all of your investment in the securities.

The securities do not guarantee any return of your initial investment. If the Final Stock Price is less than the Initial Stock Price, you will receive a payment at maturity with a market value of less than the full amount of your investment in the securities. This will be the case even if the price of the Reference Stock had increased above the Initial Stock Price during the term of the securities. The market value of the shares of the Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof, if applicable, may be less than the face amount of your securities and may be zero. Accordingly, you may lose some or all of your investment in the securities.

Your appreciation potential is limited.

Your ability to participate in the increase of the market value of the Reference Stock will be limited by the Cap Price specified in the relevant pricing supplement. If the Final Stock Price exceeds the Cap Price, you will not benefit from any increase of the Final Stock Price beyond the Cap Price. The Cap Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

You will have no ownership rights in the Reference Stock.

Investing in the securities is not equivalent to investing in the Reference Stock. As an investor in the securities, you will not have any ownership interest or rights in the Reference Stock, such as voting rights, dividend payments or other distributions. If the securities are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the Underlying Stock.

We have no affiliation with the issuer of the Reference Stock.

The issuer of the Reference Stock is not an affiliate of ours and is not involved in any way in any of our offerings of securities pursuant to this product supplement. Consequently, we have no control over the actions of the issuer of the Reference Stock, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuer of the Reference Stock has no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuer of the Reference Stock.

In addition, as we are not affiliated with the issuer of the Reference Stock, we do not assume any responsibility for the adequacy of the information about the Reference Stock or its issuer contained in this product supplement, any pricing supplement or in any of the Reference Stock issuer’s publicly available filings. We are not responsible for such issuer’s public disclosure of information on itself or the Reference Stock, whether contained in Securities and Exchange Commission filings or otherwise. As an investor in the securities, you should make your own investigation into the Reference Stock.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The Final Stock Price may be less than the closing price of the Reference Stock on the Maturity Date of the securities or at other times during the term of the securities.

Because the Final Stock Price may be calculated based on the closing price of the Reference Stock on one or more Valuation Dates during the term of the securities, the closing price of the Reference Stock on the Maturity Date or at various other times during the term of the securities, including dates near the Valuation Date(s), could be higher than the Final Stock Price. This difference could be particularly large if there is a significant increase in the closing price of the Reference Stock before and/or after the Final Valuation Date, if there is a significant decrease in the closing price of the Reference Stock around the time of the Valuation Date(s) or if there is significant volatility in the closing price of the Reference Stock during the term of the securities (especially on dates near the Valuation Date(s)). For example, when the Valuation Date for the securities is near the end of the term of the securities, if the closing prices of the Reference Stock increase or remain relatively constant during the initial term of the securities and then decrease below the Initial Stock Price, the Final Stock Price may be significantly less than if it were calculated on a date earlier than the Valuation Date. Under these circumstances, you may receive a payment at maturity whose value is less than the amount you would have received if you had invested directly in the Reference Stock or, if the Reference Stock is an ADS, in the Underlying Stock, or contracts relating to the Reference Stock or the Underlying Stock, as the case may be, for which there is an active secondary market. Even if the closing price of the Reference Stock increases during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the closing price of the Reference Stock to increase while the market value of the securities declines because the market value of the securities will not be influenced solely by the changes in the closing price of the Reference Stock.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the Reference Stock has appreciated since the trade date. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the price of the Reference Stock and interest rates on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the price of the Reference Stock. The value of the securities will be affected by a number of factors that may either offset or magnify each other, including:

•	the market price of the Reference Stock, which in turn will be affected by the real and anticipated results of operations of the Reference Stock Issuer;

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the dividend rate paid on the Reference Stock (while not paid to holders of the securities, dividend payments on the Reference Stock may influence the market price of the Reference Stock and the market value of options on the Reference Stock and, therefore, affect the market value of the securities);

•	supply and demand for the securities;

•	the expected frequency and magnitude of changes in the market price of the Reference Stock (volatility);

•	economic, financial, political and regulatory or judicial events that affect the Reference Stock or stock markets generally;

•	if the Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the Underlying Stock is traded;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

No one can predict the future performance of the Reference Stock based on its historical performance. The value of the Reference Stock may decrease such that you may not receive any return of your investment.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

The original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

If the market value of the Reference Stock changes, the market value of your securities may not change in the same manner.

Owning the securities is not the same as owning the Reference Stock. Accordingly, changes in the market value of the Reference Stock may not result in a comparable change in the market value of the securities. If the closing price of the Reference Stock on any trading day increases above the Initial Stock Price, the value of the securities may not increase comparably, if at all. It is also possible for the value of the Reference Stock to increase while the value of the securities declines.

One of our affiliates may serve as the depositary for the American Depositary Shares representing the Underlying Stock.

One of our affiliates may serve as depositary for some foreign companies that issue ADSs. If the Reference Stock is an ADS, and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, as depositary for the ADSs, may be adverse to your interests as a holder of the securities.

For securities linked to the performance of an ADS, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a security that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the Underlying Stock. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the securities.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a security that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

For securities linked to the performance of an ADS, an investment in the securities is subject to risks associated with non-U.S. securities markets.

An investment in the securities linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

If your securities are linked to the performance of an ADS, you should be aware that your securities are linked to the price of the ADS and not the Underlying Stock, and there exist important differences between the rights of holders of ADSs and the Underlying Stock. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the Underlying Stock may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive on the securities may be based on the common stock of another company and not the Reference Stock.

Following certain corporate events relating to the Reference Stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Reference Stock issuer or any cash or any other assets distributed to holders of the Reference Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “Terms of Securities—Anti-dilution Adjustments.”

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Exchange Rate for certain adjustment events (as defined below) affecting the Reference Stock, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the Reference

Stock or another party makes a partial tender or partial exchange offer for the Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See “Terms of Securities—Anti-dilution Adjustments” for further information.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours may trade the Reference Stock and financial instruments related to the Reference Stock on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of the Reference Stock and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Stock. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the price of the Reference Stock and, accordingly, could affect the value of the securities and the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock, including extending loans to, making equity investments in, or providing advisory services to, it, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer of the Reference Stock, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuer of the Reference Stock. Any prospective purchaser of securities should undertake an independent investigation of the issuer of the Reference Stock as is in its judgment appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of the Reference Stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the Reference Stock and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price, the Final Stock Price, the Exchange Rate, any anti-dilution adjustments, the coupon payable on any Coupon Payment Date and the Physical Delivery Amount or the Cash Value thereof, as applicable, that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether a day is a Coupon Payment Date. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Reference Stock and calculating the amount that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Valuation Dates and the Maturity Date will be postponed, and your return will be adversely affected. See “Terms of Securities—Market Disruption Events.”

We cannot assure you that the public information provided on the issuer of the Reference Stock is accurate or complete.

All disclosures contained in the relevant pricing supplement and this product supplement regarding the issuer of the Reference Stock are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Stock in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of the Reference Stock are accurate or complete, and are not responsible for public disclosure of information by the issuer of the Reference Stock, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the Reference Stock or the value of the Reference Stock (and, therefore, the Final Stock Price and the value of the Physical Delivery Amount, or Cash Value thereof, as applicable), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the amount you will receive at maturity of the securities and, therefore, the trading prices of the securities. Any prospective purchaser of the securities should undertake an independent investigation of the issuer of the Reference Stock as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and/or character of income on the securities might differ materially from the description herein. You should consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments) as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Please read carefully the section of this product supplement called “Certain U.S. Federal Income Tax Consequences.”

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary is a general discussion of certain material U.S. federal income tax consequences to holders who purchase the securities at the Issue Price and will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not, however, address the U.S. federal income tax consequences of the ownership or disposition of the Reference Stock should a holder receive Reference Stock at maturity.

This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement could affect the tax consequences described below, possibly on a retroactive basis. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, commodities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold a security as a part of a hedging transaction, straddle, conversion or integrated transaction, or U.S. persons who have a “functional currency” other than the U.S. dollar. Additionally, except as pertains to the withholding tax discussed below under “Tax Consequences to non-United States holders,” the effect of the U.S. federal tax laws on an investment in the securities by non-U.S. investors is not discussed.

We will not attempt to ascertain whether the Reference Stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If the Reference Stock Issuer were so treated, certain adverse U.S. federal income tax consequences might apply upon the sale, exchange or retirement of a security. You should refer to information filed with the SEC or another governmental authority by such Reference Stock Issuer and consult your tax adviser regarding the possible consequences to you if such a Reference Stock issuer is or becomes a PFIC.

Tax Treatment of the Securities

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and we do not plan to request a ruling from the IRS. As a result, significant aspects of the U.S. federal income tax consequences to you of an investment in the securities are uncertain. We believe it is reasonable (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for all U.S. federal income tax purposes as prepaid financial contracts to acquire a variable amount of Reference Stock or, if provided in the relevant pricing supplement, the cash value of such Reference Stock, with associated payments by us to you equal to the stated coupon payments on the securities. No assurance can be given that the IRS or a court will agree with this treatment.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities described herein is respected.

Tax Consequences to United States Holders

You are a “United States holder” if you are, for U.S. federal income tax purposes, a beneficial owner of the securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Stated Coupon Payments on the Securities. There is no direct authority under current law addressing the proper tax treatment of stated coupon payments on the securities or on instruments similar to the securities, and that treatment is uncertain. These amounts may in whole or in part constitute ordinary income to you when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. To the extent we are required to file information returns with respect to the stated coupon payments to United States holders, we intend to report these amounts as ordinary income. You should consult your tax adviser concerning the treatment of the stated coupon payments, including the possibility that they may be treated, in whole or in part, as not includible in income on a current basis. This treatment would affect the amount of your gain or loss upon a sale or exchange of the securities or upon a payment of the Cash Value of the Physical Delivery Amount, or your basis in any Reference Stock delivered to you at maturity, as applicable.

Delivery of Reference Stock at Maturity. If the Physical Delivery Amount is delivered to you in Reference Stock, we believe that you should not recognize gain or loss with respect to any such Reference Stock received. Consistent with this position, you should have an aggregate tax basis in such Reference Stock due (including fractional shares) equal to your adjusted tax basis in the securities and a holding period in that stock beginning on the day after receipt. With respect to any cash received in lieu of a fractional share of Reference Stock, you will recognize gain or loss in an amount equal to the difference between the amount of such cash received and the tax basis allocable to the fractional share.

Sale, Exchange or Payment of the Cash Value of the Physical Delivery Amount. Upon a sale or exchange of the securities prior to the Maturity Date or a payment of the Cash Value of the Physical Delivery Amount, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or cash payment and your tax basis in the securities. This gain or loss generally should be long-term capital gain or loss if, at the time of sale, exchange or cash payment, you have held the securities for more than one year, although the treatment of any amount attributable to accrued but unpaid coupon is unclear. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. Alternative U.S. federal income tax treatments are possible, which, if applied, could significantly affect the timing and/or character of the income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. In that event, securities having a term from issue to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury Regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held a security you would be required to accrue into income “original issue discount” based on our comparable yield for similar noncontingent debt, determined at the time of issuance of the securities. In addition, any gain on the sale, exchange or retirement of the securities would generally be treated as ordinary income.

Other alternative treatments are also possible. Accordingly, you should consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Consequences to Non-United States Holders

The following discussion applies to you only if you are a non-United States holder of the securities. You are a “non-United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust. You are not a non-United States holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of sale, exchange or retirement, or if your income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States. Any such holders should consult their tax advisers regarding the U.S. federal income tax consequences of the sale, exchange or retirement of the securities.

Unless otherwise provided in the applicable pricing supplement, we will treat any coupon payments made to you as subject to withholding at a rate of 30% unless you claim an exemption or reduction under an applicable income tax treaty. In order to claim an exemption from or a reduction in the 30% withholding tax, a non-United States holder of a security must comply with certification requirements to establish that it is not a U.S. person and is eligible for a reduction of or an exemption from withholding under an applicable income tax treaty. If you are a non-United States holder, you are urged to consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld.

Backup Withholding and Information Reporting

Payments on the securities and the proceeds received from a sale or exchange of the securities or from a payment of the Cash Value of the Physical Delivery Amount will be subject to information reporting if you are not an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Reference Stock or instruments whose value is derived from the Reference Stock. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the price of the Reference Stock on any trading day as well as the Initial Stock Price, and, therefore, effectively establish a higher price at which the Reference Stock must trade for you to receive at maturity of the securities the principal amount of your securities (in addition to coupon payments on the securities). From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stock or instruments whose value is derived from the Reference Stock. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stock or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE REFERENCE STOCK

In the relevant pricing supplement, we will provide summary information regarding the business of the issuer of the Reference Stock based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of the Reference Stock may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to the Reference Stock or other securities of the issuer of the Reference Stock. We have derived any and all disclosures contained in this product supplement and the relevant pricing supplement regarding the issuer of the Reference Stock from the publicly available documents described above. In connection with the offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Stock. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer of the Reference Stock is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Reference Stock have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stock.

We and/or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock, including extending loans to, or making equity investments in, such issuer or providing advisory services to such issuer, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Stock or its issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Reference Stock or its issuer, and these reports may or may not recommend that investors buy or hold the Reference Stock. As a prospective purchaser of a security, you should undertake an independent investigation of the Reference Stock or its issuer as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stock. We describe various risk factors that may affect the market value of your securities, and the unpredictable nature of that market value, under “Risk Factors” above.

TERMS OF SECURITIES

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price, the Final Stock Price, the Exchange Rate, any anti-dilution adjustments, the coupon payable on any Coupon Payment Date and the Physical Delivery Amount or the Cash Value thereof, as applicable, that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether a day is a Coupon Payment Date. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and on each Coupon Payment Date, on or prior to 11:00 a.m. on the business day preceding the Maturity Date and each Coupon Payment Date, as applicable.

All calculations with respect to the Initial Stock Price, the Final Stock Price, the Exchange Rate, the Physical Delivery Amount or the Cash Value thereof, as applicable, and any payment on any Coupon Payment Date per security face amount will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate principal amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

A “Market Disruption Event” means, with respect to the Reference Stock (or any security for which a closing price must be determined):

•

the occurrence or existence of a suspension, material limitation or absence of trading of the Reference Stock (or such security) on the primary market for the Reference Stock (or such security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the primary market for the Reference Stock (or such security) as a result of which the reported trading prices for the Reference Stock (or such security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•

a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to the Reference Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the related options contract,

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Reference Stock or any instrument related to the Reference Stock or to adjust or unwind all or a material portion of any hedge position in the Reference Stock with respect to the securities.

For the purpose of determining whether a market disruption event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or market,

•

limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities and Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,

•	a suspension of trading in futures or options contracts on the Reference Stock (or such security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Stock (or such security), as determined by the calculation agent in its sole discretion. A “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to the Reference Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-dilution Adjustments

The calculation agent will adjust the Exchange Rate as described below, but only if an event described under one of the six subsections beginning with “— Stock Splits” below occurs and only if the relevant event occurs during the period described under the applicable subsection.

The adjustments described below do not cover all events that could affect the Exchange Rate, such as an issuer tender or exchange offer for the Reference Stock at a premium to its market price, an offering of the Reference Stock for cash by the Reference Stock issuer or a tender or exchange offer made by a third party for less than all outstanding shares of the Reference Stock. We describe the risks relating to dilution above under “Risk Factors — Anti-dilution protection is limited.”

How Adjustments Will Be Made. In this product supplement, we refer to anti-dilution adjustment of the Exchange Rate. If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

Step One. The calculation agent will adjust the “reference amount.” This term refers to the amount of the Reference Stock for which the Final Stock Price is to be determined on the Valuation Date. For example, if no adjustment is required, the Final Stock Price will be the closing price of one share of the Reference Stock on the Valuation Date. We describe how the closing price will be determined below under “— Special Calculation Provisions.”

If an adjustment is required because one of the dilution events described in the first five subsections below — these involve stock splits, reverse stock splits, stock dividends, extraordinary dividends and issuances of transferable rights and warrants — occurs, then the Final Stock Price might instead be, for example, the closing price, on the Valuation Date, of two shares of the Reference Stock or a half share of the Reference Stock, depending on the event.

If an adjustment is required because one of the reorganization events described under “— Reorganization Events” below — these involve events in which cash, securities or other property is distributed in respect of the Reference Stock — occurs, then the Final Stock Price will be as follows, assuming there has been no prior anti-dilution adjustment: the value, on the Valuation Date, of the property distributed in the reorganization event in respect of one share of the Reference Stock, plus one share of the Reference Stock if the Reference Stock remains outstanding. In that case, the adjusted reference amount will be the property so distributed plus one share of the Reference Stock, if applicable. In addition, on the Maturity Date, your securities will be exchangeable for the kind or kinds of property comprising the adjusted reference amount, or the cash value of that property, as described in more detail below under “— Reorganization Events.”

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections that follow.

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the Final Stock Price, which will be the closing price of the adjusted reference amount on the Valuation Date. If a reorganization event occurs, the Final Stock Price will be the value of the adjusted reference amount as determined by the calculation agent in the manner described below under “— Reorganization Events.”

Step Three. Having determined the Final Stock Price in step two, the calculation agent will use this price to calculate the Cap Fraction and applicable Exchange Rate.

Step Four. If cash is to be delivered on the Maturity Date, the amount we deliver will equal the cash value of the Reference Stock that we would otherwise deliver, based on the adjusted rate calculated in step three. The calculation agent will determine the cash value of that stock by multiplying the number of shares involved by the closing price for one share on the Valuation Date, rather than by the adjusted Final Stock Price, which will be the closing price for the adjusted reference amount. If your securities would be exchangeable for property other than the Reference Stock because of a reorganization event, then the calculation agent will determine the cash value of that property in the manner described below under “— Reorganization Events.”

If more than one event requiring adjustment of the Exchange Rate occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the Final Stock Price, the Cap Fraction and the adjusted Exchange Rate using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the Valuation Date.

The calculation agent will adjust the Exchange Rate for each reorganization event described under “— Reorganization Events” below. For any other dilution event described below, however, the calculation agent will not be required to adjust the Exchange Rate unless the adjustment would result in a change of at least 0.1% in the Exchange Rate that would apply without the adjustment. The Exchange Rate resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward (e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235).

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and Deutsche Bank AG that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this product supplement, when we say that the calculation agent will adjust the Exchange Rate for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The following six subsections describe the dilution events for which the Exchange Rate is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Stock Splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

If the Reference Stock is subject to a stock split, then once the stock split becomes effective, the calculation agent will adjust the reference amount to equal the sum of the prior reference amount — i.e., the reference amount before that adjustment — plus the product of (1) the number of new shares issued in the stock split with respect to one share of the Reference Stock times (2) the prior reference amount. The reference amount — and thus the Exchange Rate — will not be adjusted, however, unless the first day on which the Reference Stock trades without the right to receive the stock split occurs after the date of this product supplement and on or before the Valuation Date.

Reverse Stock Splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the Reference Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the prior reference amount and the quotient of (1) the number of shares of the Reference Stock outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of the Reference Stock outstanding immediately before the reverse stock split becomes effective. The reference amount — and thus the Exchange Rate — will not be adjusted, however, unless the reverse stock split becomes effective after the date of this product supplement and on or before the Valuation Date.

Stock Dividends. In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If the Reference Stock is subject to a stock dividend, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount plus the product of (1) the number of shares issued in the stock dividend with respect to one share of the Reference Stock times (2) the prior reference amount. The reference amount — and thus the Exchange Rate — will not be adjusted, however, unless the ex-dividend date occurs after the date of this product supplement and on or before the Valuation Date.

The ex-dividend date for any dividend or other distribution is the first day on which the Reference Stock trades without the right to receive that dividend or other distribution.

Extraordinary Dividends. A dividend or other distribution with respect to the Reference Stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the Reference Stock by an amount equal to at least 10% of the closing price of the Reference Stock on the first trading day before the ex-dividend date.

If an extraordinary dividend occurs, the calculation agent will adjust the reference amount to equal the product of (1) the prior reference amount times (2) a fraction, the numerator of which is the closing price of the Reference Stock on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount. The reference amount — and thus the Exchange Rate — will not be adjusted, however, unless the ex-dividend date occurs after the date of this product supplement and on or before the Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Stock equals:

•

for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Stock; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the Reference Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Exchange Rate only as described above under “— Stock Dividends,” below under “— Transferable Rights and Warrants” or below under “— Reorganization Events,” as the case may be, and not as described here.

The reference amount will not be adjusted to reflect dividends or other distributions paid with respect to the Reference Stock, other than:

•	stock dividends described above;

•	extraordinary dividends described above;

•	issuances of transferable rights and warrants as described below under “—Transferable Rights and Warrants”; and

•	distributions that are spin-off events described below under “—Reorganization Events.”

Transferable Rights and Warrants. If the Reference Stock issuer issues transferable rights or warrants to all holders of the Reference Stock to subscribe for or purchase Reference Stock at an exercise price per share that is less than the closing price of the Reference Stock on the trading day before the ex-dividend date for the issuance, then the reference amount will be adjusted by multiplying the prior reference amount by the following fraction:

•

the numerator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock offered for subscription or purchase under those transferable rights or warrants; and

•

the denominator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock that the aggregate offering price of the total number of shares of the Reference Stock so offered for subscription or purchase would purchase at the closing price of the Reference Stock on the trading day before that ex-dividend date, with that number of additional shares determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day before that ex-dividend date.

The reference amount — and thus the Exchange Rate — will not be adjusted, however, unless the ex-dividend date described above occurs after the date of this product supplement and on or before the Valuation Date.

Reorganization Events. Each of the following is a reorganization event:

•	the Reference Stock is reclassified or changed;

•

the Reference Stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding Reference Stock is exchanged for or converted into other property;

•	a statutory share exchange involving the outstanding Reference Stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the Reference Stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•

the Reference Stock issuer effects a spin-off — that is, issues to all holders of the Reference Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the Reference Stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	another entity completes a tender or exchange offer for all the outstanding Reference Stock.

Adjustments for Reorganization Events. If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of each type of distribution property distributed in respect of one share of the Reference Stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. We define the term “distribution property” below. For purposes of the adjustment process described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property on the Valuation Date will be the Final Stock Price described in step two and the calculation agent will determine and adjust the Exchange Rate based on these items as described in step three.

Consequently, if a reorganization event occurs, we will deliver to the holder, for each security face amount, each type of distribution property distributed in the reorganization event in respect of the prior reference amount.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a marketable security, the calculation agent will use the closing price for the security on the Valuation Date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If more than one type of distribution property is involved, the reference amount will be adjusted so that your securities are exchangeable for each type, or for the cash value of each type, in the same proportion as the value of each type bears to the total value of the distribution property distributed in respect of the prior reference amount. If a holder of the Reference Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the event, as described above, the calculation agent will make further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if the Reference Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if the Reference Stock issuer merges into another company and each share of the Reference Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares and the specified amount of cash for each share of Reference Stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the new reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustments” as if the common shares were the Reference Stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, the Final Stock Price used to calculate the adjusted Exchange Rate will be the total value, as determined by the calculation agent on the Valuation Date, of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events requiring adjustment on or before the Valuation Date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the date of this product supplement and on or before the Valuation Date.

Distribution Property. When we refer to “distribution property,” we mean the cash, securities and other property or assets distributed in a reorganization event in respect of one outstanding share of the Reference Stock — or in respect of whatever the applicable reference amount may then be if any anti-dilution adjustment has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes one share of the Reference Stock — or other applicable reference amount — in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Stock as described above. Consequently, in this product supplement, when we refer to the Reference Stock, we mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference amount. Similarly, when we refer to the Reference Stock issuer, we mean any successor entity in a reorganization event.

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security face amount upon any acceleration of the securities will be calculated as if the date of acceleration were the Final Valuation Date, plus, if applicable, any coupon payments on the securities. If the securities have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates, unless otherwise specified in the relevant pricing supplement. Upon any acceleration of the securities, any coupon payments will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Coupon Payment Date for which coupon payments were made.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate principal amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the aggregate face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.